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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan, of our report dated January 26, 2001, with respect to the financial statements of Sangamo BioSciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 21, 2001